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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent


The Board of Directors
Healthcare Resource Management Corporation:

We consent to the use of our report dated April 5, 2002, except as to Note 7, which is as of April 23, 2002, included herein.


/s/ KPMG LLP
Charlotte, North Carolina
May 1, 2002